AS  FILED  WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2004.

                                                 REGISTRATION NO. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           SOUTHWALL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)



                 DELAWARE                              94-2251470
      (State or other jurisdiction of               (I.R.S. employer
      incorporation or organization)               identification no.)

3975 EAST BAYSHORE ROAD, PALO ALTO, CALIFORNIA           94303
  (Address of principal executive offices)             (Zip Code)



                  1998 STOCK PLAN FOR EMPLOYEES AND CONSULTANTS
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                  MAURY AUSTIN
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           SOUTHWALL TECHNOLOGIES INC.
                             3975 EAST BAYSHORE ROAD
                           PALO ALTO, CALIFORNIA 94303
                     (Name and address of agent for service)

                                 (650) 962-9111
          (Telephone number, including area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE

                                     AMOUNT                 PROPOSED               PROPOSED            AMOUNT OF
TITLE OF SECURITIES            TO BE REGISTERED(1)   MAXIMUM OFFERING PRICE    MAXIMUM AGGREGATE   REGISTRATION FEE
TO BE REGISTERED                                         PER SHARE (2)        OFFERING PRICE (2)
COMMON STOCK, $.001 PAR VALUE            5,250,000  $                0.485    $         2,546,250  $            366

(1) This registration statement shall also cover any additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock of Southwall Technologies Inc.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the Over-the-Counter Bulletin Board on October 29, 2004.

                                EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to 5,250,000 shares of Common Stock, $.001 par value per share, of Southwall Technologies Inc. (the "Company"). Of those shares, (a) 4,000,000 represent an increase in the number of shares issuable under the Company's 1997 Stock Incentive Plan, as amended (the "1997 Plan"), and (b) 1,250,000 represent an increase in the number of shares issuable under the Company's 1998 Stock Plan for Employees and Consultants, as amended (the "1998 Plan"). The Company previously filed with the Securities and Exchange Commission (the "Commission"), on July 22, 2002, September 17, 2001, June 2, 2000, May 26, 1999, October 28, 1998, August 25,
1997, and October 27, 2003, Registration Statements on Form S-8 (File Nos. 333-96893, 333-69486, 333-38530, 333-79359, 333-66277, 333-34287 and 333-109992,
respectively), covering an aggregate of 1,900,000 shares of the Company's Common Stock then reserved for issuance under the 1997 Plan and an aggregate of 1,000,000 shares of the Company's Common Stock then reserved for issuance under the 1998 Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K/A for the year ended December 31, 2003, containing the Company's audited financial statements for the fiscal year then ended, filed May 7, 2004, as amended by Form 10-K/A filed August 10, 2004, and Form 10-K/A filed September 8, 2004;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ending March 28, 2004, filed May 17, 2004, as amended by Form 10-Q/A filed September 8, 2004; and the Company's Quarterly Report on Form 10-Q for the quarter ending June 27, 2004 filed August 11, 2004, as amended by Form 10-Q/A filed September 8, 2004; and

     (c) The description of the Company's Common Stock contained in the Company's registration statement No. 0-15930 on Form 8-A filed with the Commission on July 6, 1987, under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Company after the initial filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not  applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not  applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Southwall's Bylaws provide for mandatory indemnification of its directors and permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Southwall's Certificate of Incorporation provides that, under the Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to Southwall and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Southwall for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company maintains directors and officers liability insurance for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Number  Description
------  -----------

4       Instrument Defining Rights of Stockholders.  Reference is made to the Registrant's Registration Statement on
        Form 8-A, which is incorporated herein by reference under Item 3(c) of this Registration Statement.

5       Opinion and consent of Choate, Hall & Stewart

23.1    Consent of PricewaterhouseCoopers LLP.

23.2    Consent of Choate, Hall & Stewart is contained in Exhibit 5.

24      Power of Attorney.  Reference is made to page II-3 of this Registration Statement.

ITEM 9. UNDERTAKINGS.

     (a)  The  Company  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto in the State of California, on November 1, 2004.

                              SOUTHWALL TECHNOLOGIES INC.
                              (Registrant)

                        By:   /s/  Thomas G. Hood
                              ---------------------------------------------
                              Thomas G. Hood
                              President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas G. Hood and Maury Austin, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on November 1, 2004, by the following persons in the capacities indicated.


NAME                      CAPACITY

/s/ Thomas G. Hood
-------------------------    President, Chief Executive Officer and Director
Thomas G. Hood               (Principal Executive Officer)

/s/ Maury Austin
-------------------------    Chief Financial Officer (Principal Financial and
Maury Austin                 Accounting Officer)

/s/ George Boyadjieff
-------------------------    Director
George Boyadjieff

/s/ William A. Berry
-------------------------    Director
William A Berry

/s/ Dr. Joseph B. Reagan
-------------------------    Director
Dr. Joseph B. Reagan

/s/ Jami Dover Nachtsheim
-------------------------    Director
Jami Dover Nachtsheim

/s/ Walter C. Sedgwick
-------------------------    Director
Walter C. Sedgwick